UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 - Entry into a Material Definitive Agreement.

Jagemann Stamping Company Transaction

On November 5, 2020, AMMO, Inc. (the “Company”) paid $6,000,000 to Jagemann Stamping Company (“JSC”), allocated as follows: (i) payment in full of Note A, representing the balance due from the Company to JSC relating to the acquisition of Jagemann Munition Components in March 2019 and (ii) $592,982 remitted in partial payment of Note B, resulting in the parties’ execution of Amended Note B which has a starting principal balance of $1,687,664 (“Amended Note B”). The Amended Note B principal balance carries a 9% per annum interest rate and is amortized equally over the thirty six (36) month term. As a result of the payment in full of Note A JSC shall release the accompanying security interest in Company assets which secured Note A. Concurrently, upon entry into Amended Note B, JSC and the Company entered into the First Amendment to General Business Security Agreement (“FAGBSA”) to reflect a revised list of collateral in which JSC has a security interest.

12% Promissory Note

On November 5, 2020, the Company and Enlight Group II, LLC (“Enlight”), a wholly owned subsidiary of the Company (together, “Borrower”), entered into a promissory note (the “12% Note”) with Lisa Kay (“Lender”), an individual, for the principal sum of Four Million & 00/100 Dollars ($4,000,000.00) (“Principal”), which accrues interest at 12% per annum (“Interest”). The 12% Note has a maturity date of November 5, 2023 (“Maturity Date”).

Pursuant to the terms of the 12% Note, the Borrower shall pay Lender: (i) on a monthly basis, beginning December 10, 2020, all accrued interest (only), and (ii) on the Maturity Date, the remaining outstanding principal balance of the Loan, together with all unpaid accrued interest thereon.

The 12% Note is unsecured and is not convertible into equity securities of the Company. However, Borrower has agreed that it shall provide commercially reasonable collateral promptly upon the payment of that certain JSC Promissory Note and JSC’s contemporaneous release of security supporting that financial accommodation. The 12% Note contain terms and events of default customary for similar transactions. The Company is using the net proceeds from the transaction to pay a portion of the outstanding balance owed to JSC.

8% Unsecured Convertible Promissory Notes

On November 5, 2020, the Company entered into Convertible Promissory Notes with three (3) accredited investors (the “Investors”), for an aggregate purchase price of $1,445,000 (each a “8% Note,” collectively, the “8% Notes”). The 8% Notes accrue interest at a rate of 8% per annum and mature on November 5, 2022 (the “Maturity Date”). Additionally, the 8% Notes contain a voluntary conversion mechanism whereby any principal and accrued interest on the 8% Notes, may be converted in holder’s discretion into shares of the Company’s Common Stock at a conversion price of $2.00 per share (“Conversion Price”). If not previously paid in full or converted, on the 180th day following the Maturity Date, the principal and interest due under the 8% Notes shall automatically be converted to common stock shares at the Conversion Price The 8% Notes contain customary events of default (each an “Event of Default”). If an Event of Default occurs, the outstanding principal amount of the 8% Notes, plus accrued but unpaid interest, and other amounts owing with respect to the 8% Notes will become, at the 8% Note holder’s election, due and payable in cash.

Important Notice regarding the Transaction Documents

The foregoing summary of the terms and conditions of the Amended Note B, the FAGBSA, the 12% Note, and the 8% Notes do not purport to be complete and is qualified in its entirety by the full text thereof, which shall be filed as exhibits to the Company’s Quarterly Report on Form 10-Q covering the fiscal quarter ending September 30, 2020.

The Amended Note B, the FAGBSA, the 12% Note, and the 8% Notes shall be included as exhibits to our Form 10-Q for the period ended September 30, 2020 to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company or our subsidiaries and affiliates. The representations, warranties and covenants contained in the agreements were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the parties to such agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 are incorporated into this Item 3.02 by reference.

The 12% Note and the 8% Notes were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the Investors agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: November 6, 2020	By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals
Chief Executive Officer